UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2005

WellCare Health Plans, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8725 Henderson Road, Renaissance One, Tampa, Florida		33634
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(813) 290-6200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement with Todd S. Farha

On June 6, 2005, WellCare Health Plans, Inc. (the "Company"), Comprehensive Health Management, Inc., an indirect wholly-owned subsidiary of the Company, and Todd S. Farha, the Company’s President and Chief Executive Officer ("Mr. Farha"), entered into an amended and restated employment agreement (the "Employment Agreement"), which agreement amends and restates Mr. Farha’s prior employment agreement that was originally entered into on July 31, 2002 and subsequently amended and restated on June 28, 2004.

The Employment Agreement commences on June 6, 2005 and has an initial term of five years. Effective as of the expiration of the initial five-year term, the Employment Agreement automatically extends for an additional one-year period unless either the Company or Mr. Farha deliver a notice of non-renewal in accordance with the terms of the Employment Agreement.

Pursuant to the terms of the Employment Agreement, Mr. Farha will receive a minimum annual base salary of $400,000. The Employment Agreement also provides for Mr. Farha to receive an annual cash bonus for each of the Company’s fiscal years during his employment period. The determination of the bonus amount payable to Mr. Farha for any such fiscal year (or part thereof) will be based upon the satisfaction of certain performance criteria to be established by the compensation committee of the Board of Directors of the Company (the "Board") in its sole discretion and upon consultation with Mr. Farha.

During the employment period, Mr. Farha will be entitled to receive business expense reimbursements and to participate in the incentive, retirement and fringe benefit programs (including pension, health insurance, holiday, vacation and sick pay benefits and plans) made available to the Company’s executive employees. Mr. Farha will also be entitled to reimbursement for all reasonable expenses incurred by him in connection with his travel during the employment period between the Company’s principal service areas in Florida and New York and the Company will directly pay certain amounts in respect of his living expenses in the City of New York, New York.

If Mr. Farha’s employment is terminated by the Company without "cause" (as defined in the Employment Agreement) or by Mr. Farha for "good reason" (as defined in the Employment Agreement) Mr. Farha will be entitled to severance benefits, including: (i) the payment of base salary for the 12 months following the effective date of such termination; (ii) on the date 12 months after the effective date of such termination, the payment of an amount equal to his target bonus (as determined by the compensation committee of the Board) for the Company’s fiscal year in which such termination occurs; and (iii) group medical care, disability and life insurance for him and his beneficiaries, for a period of 12 months from the date of such termination.

If a "change in control" (as defined in the Employment Agreement) occurs at anytime during the employment period and within two years of the change in control, (i) Mr. Farha is terminated by the Company (or any successor thereto) without cause or (ii) Mr. Farha terminates his employment with the Company (or any successor thereto) for good reason, such termination will be treated as a termination without cause or for good reason in accordance with the terms of the Employment Agreement except that the Company (or successor thereto) will be obligated to pay Mr. Farha his base salary for 24 months following the effective date of such termination.

The Employment Agreement also provides for certain benefits upon Mr. Farha’s death or disability as well as the maintenance of life and disability insurance policies on Mr. Farha for the benefit of a beneficiary designated by Mr. Farha.

The Employment Agreement requires that to the extent that any payment or benefit received or to be received by Mr. Farha would be subject to an excise tax under the Internal Revenue Code of 1986, as amended, the Company shall pay to Mr. Farha an additional amount such that the net amount received by Mr. Farha is equal to what he would have received if none of his payments or benefits were subject to an excise tax.

The Employment Agreement also includes confidentiality and non-competition provisions, including a requirement that Mr. Farha not seek employment with, or ownership in, a company in direct competition with the Company or its subsidiaries for a period of one-year after the termination of his employment with the Company.

The foregoing summary of the Employment Agreement is qualified in its entirety by the full terms and conditions of the Employment Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.
Equity Awards to Todd S. Farha

On June 6, 2005, the compensation committee of the Board approved the grant to Mr. Farha of the following awards to acquire shares of the Company’s common stock under the Company’s 2004 Equity Incentive Plan (the "2004 Equity Incentive Plan"):

(i) Non-Qualified Stock Options.

Mr. Farha was granted an option to acquire, at an exercise price of $34.95 per share, 220,000 shares of the Company’s common stock under the terms of the 2004 Equity Incentive Plan and a Non-Qualified Stock Option Agreement, dated as of June 6, 2005, by and between the Company and Mr. Farha (the "Non-Qualified Stock Option Agreement"). Under the terms of the grant, Mr. Farha’s stock options vest 50% on the second anniversary of the grant date and an additional 25% on each of the third and fourth anniversaries of the grant date.

The vesting of Mr. Farha’s options will accelerate in full, and remain exercisable for one-year thereafter, in the event of the termination (a) of Mr. Farha’s employment or service with the Company as a result of his death, disability or retirement, or (b) of Mr. Farha’s employment or service with the Company (or successor thereto) by Mr. Farha for "good reason" (as defined in the 2004 Equity Incentive Plan) or by the Company (or successor thereto) without "cause" (as defined in the 2004 Equity Incentive Plan) within 24 months after a "change in control" (as defined in the 2004 Equity Incentive Plan".)

Absent a change in control, in the event of the termination of Mr. Farha’s employment or service with the Company by Mr. Farha for good reason or by the Company without cause, the vesting of Mr. Farha’s option grant will accelerate on a pro rata basis based on the number of months elapsed from the grant date, and will remain exercisable for one-year thereafter.

Mr. Farha’s option grant will expire and be forfeited upon the termination by the Company for cause of Mr. Farha’s employment or service with the Company.
Any unexercised portion of Mr. Farha’s option grant will automatically terminate and become null and void on the seventh anniversary of the grant date.

The foregoing summary of the grant of non-qualified stock options to Mr. Farha is qualified in its entirety by the full terms and conditions of the 2004 Equity Incentive Plan and the Non-Qualified Stock Option Agreement. A copy of the Non-Qualified Stock Option Agreement has been filed as Exhibit 10.2 to this Current Report on Form 8-K.

(ii) Restricted Stock Award.

Mr. Farha was granted an award of 220,00 shares of restricted stock with no payment required by Mr. Farha, under the terms of the 2004 Equity Incentive Plan and a Restricted Stock Agreement, dated as of June 6, 2005, by and between the Company and Mr. Farha (the "Restricted Stock Agreement"). Under the term of his grant, Mr. Farha’s restricted stock vests 25% annually from the second through fifth anniversary of the grant date.

The vesting of Mr. Farha’s restricted stock will accelerate in full in the event of the termination (a) of Mr. Farha’s employment or service with the Company as a result of his death, disability or retirement, or (b) of Mr. Farha’s employment or service with the Company (or successor thereto) by Mr. Farha for good reason or by the Company (or successor thereto) without cause, within 24 months after a change in control.

Absent a change in control, in the event of the termination of Mr. Farha’s employment or service with the Company by Mr. Farha for good reason or by the Company without cause, the vesting of Mr. Farha’s restricted stock award will accelerate on a pro rata basis based on the number of months elapsed from the grant date.

The foregoing summary of Mr. Farha’s restricted stock award is qualified in its entirety by the full terms and conditions of the 2004 Equity Incentive Plan and the Restricted Stock Agreement. A copy of the Restricted Stock Agreement has been filed as Exhibit 10.3 to this Current Report on Form 8-K.

(iii) Performance Share Award.

Mr. Farha was granted an award of 130,000 shares of common stock, with no payment required by Mr. Farha, under the terms of the 2004 Equity Incentive Plan and a Performance Award Agreement, dated as of June 6, 2005, by and between the Company and Mr. Farha (the "Performance Award Agreement"). Under the terms of Mr. Farha’s performance award, shares vest on the three-year and five-year anniversaries of the grant date based upon the Company’s achievement of compounded annual percentage increases in diluted net income per share ("EPS") over three-year and five-year periods. The three-year period is measured from January 1, 2005 through December 31, 2007. The five-year period is measured from January 1, 2005 through December 31, 2009.

Achievement of goals under Mr. Farha’s performance award will be measured against cumulative EPS over the three-year and five-year periods, respectively, with "target", "threshold" and "maximum" awards to be based on annual EPS growth. The target number of performance shares to be issued in the aggregate is 130,000 and the actual number of performance shares to be issued shall be between zero and 240,279 based upon the Company’s achievement of the performance goals.

50% of the shares pursuant to the performance award will be available for issuance on the first vesting date based on the Company’s achievement of the cumulative EPS goals for the first three-year period. Any portion of the 50% not issued on the first vesting date will be available for issuance on the second vesting date (together with the remaining 50%) based on achievement of the cumulative EPS goals for the full five-year period.

The vesting of Mr. Farha’s performance awards will accelerate in full in the event of (a) the termination of Mr. Farha’s employment or service with the Company as a result of his death, disability or retirement, or (b) a change in control.
Absent a change in control, in the event of the termination of Mr. Farha’s employment or service with the Company by Mr. Farha for good reason or by the Company without cause, the vesting of Mr. Farha’s performance award will accelerate on a pro rata basis based on the number of months elapsed from the grant date as compared to the 60-month term (or, if termination occurs after the first vesting date, as compared to the remaining 24-month term).

The foregoing summary of Mr. Farha’s performance award is qualified in its entirety by the full terms and conditions of the 2004 Equity Incentive Plan and the Performance Award Agreement. A copy of the Performance Award Agreement has been filed as Exhibit 10.4 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Exhibits.

10.1 Amended and Restated Employment Agreement, dated as of June 6, 2005, by and among WellCare Health Plans, Inc., Comprehensive Health Management, Inc. and Todd S. Farha

10.2 Non-Qualified Stock Option Agreement, dated as of June 6, 2005, by and between WellCare Health Plans, Inc. and Todd S. Farha

10.3 Restricted Stock Award Agreement, dated as of June 6, 2005, by and between WellCare Health Plans, Inc. and Todd S. Farha

10.4 Performance Share Award Agreement, dated as of June 6, 2005, by and between WellCare Health Plans, inc. and Todd S. Farha

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WellCare Health Plans, Inc.

June 8, 2005	By:	THADDEUS BEREDAY

Name: THADDEUS BEREDAY
Title: SENIOR VICE PRESIDENT AND GENERAL COUNSEL

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of June 6, 2005, by and among WellCare Health Plans, Inc., Comprehensive Health Management, Inc. and Todd S. Farha
10.2	Non-Qualified Stock Option Agreement, dated as of June 6, 2005, by and between WellCare Health Plans, Inc. and Todd S. Farha
10.3	Restricted Stock Award Agreement, dated as of June 6, 2005, by and between WellCare Health Plans, Inc. and Todd S. Farha
10.4	Performance Share Award Agreement, dated as of June 6, 2005, by and between WellCare Health Plans, inc. and Todd S. Farha